EXHIBIT 3
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                        Durable General Power of Attorney
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      KNOW ALL MEN BY THESE PRESENTS, that I, A. ALFRED TAUBMAN, acting not individually but as the Trustee of the A. ALFRED TAUBMAN RESTATED REVOCABLE TRUST (the "AAT RESTATED REVOCABLE TRUST"), a trust existing under a certain revocable trust agreement executed by myself as the Settlor and as the Trustee, as amended and restated in its entirety by Instrument dated on even date herewith (as the same may hereafter be amended from time to time) (the "AAT RESTATED REVOCABLE TRUST AGREEMENT"), the undersigned, as Principal, whose address is 200 East Long Lake Road, P.O. Box 200, Bloomfield Hills, Michigan 483030200, do hereby make, constitute and appoint JEFFREY H. MIRO, whose address is 38500 North Woodward Avenue, Suite 100, P.O. Box 908, Bloomfield Hills, Michigan 48303-0908, my true and lawful attorney-in-fact to exercise on my behalf and in my name, place and stead all of my powers, duties and discretionary authority as the Trustee of the AAT Restated Revocable Trust:


      GENERAL GRANT OF POWER. To exercise or perform any acts, power, duty or right or obligation whatsoever that I now have or may hereafter acquire in my capacity as the Trustee of the AAT Restated Revocable Trust, relating to any person, matter, transaction or property, real or personal, tangible or intangible, now owned or hereafter acquired by me, in my capacity as the Trustee of the AAT Restated Revocable Trust, including without limitation the following specifically enumerated powers:

      POWERS OF COLLECTION AND PAYMENT. To collect, receive, hold, deposit, demand and sue for sums of money, debts, dues, commercial paper, checks, drafts, accounts, deposits, legacies, bequests, devises, notes, interests, stock certificates, bonds, dividends, certificates of deposit, royalties and annuities, pension and profit share interests, retirement, social security, insurance and other contractual benefits and proceeds, all documents of title, all property, real or personal, intangible and tangible property and property rights, and demands whatsoever, liquidated or unliquidated, now or hereafter owned by, or due, owing, payable or belonging to me, as the Trustee of the AAT Restated Revocable Trust, or in which I have or may hereafter acquire an interest, as the Trustee of the AAT Restated Revocable Trust, to have, use and take all lawful means, including equitable and legal remedies and proceedings in my name for the collection and recovery thereof; and to adjust, sell, compromise, forgive and agree for the same; and to execute and deliver for me on my behalf, in my capacity as the Trustee of the A. Alfred Taubman Restated Revocable Trust, and in my name, all endorsements, settlements, assignments, releases, receipts, deposits or discharges for the same.

      POWER TO ACQUIRE AND SELL. To purchase, acquire, exchange, grant options to buy or sell, and sell, assign, and convey, otherwise dispose, lease (as lessor or lessee), let, mortgage, pledge, sell or purchase on land contract, installment contract, margin or otherwise, real or personal property, tangible or intangible, or interests therein on such terms and conditions as my attorney-in-fact shall deem proper; to execute and deliver without limitation any quit claim, limited warranty, warranty or other deeds, agreements, land contracts, oil and gas leases, notes, mortgages, deeds of trust, security agreements, security interests, financing statements, guaranties, certifications and affidavits therefor, in my name, place and stead alone, as the Trustee of the A. Alfred Taubman Restated Revocable Trust, or to join therein with any tenants in common, joint tenants, tenants by the entirety, partners in a general or limited partnership, or members in a limited liability company in any and all things including that enumerated herein.

      MANAGEMENT POWERS. To maintain, repair, improve, plat, subdivide, invest, manage, insure, rent, lease, encumber, pledge, and in any manner deal with any real or personal property, tangible or intangible, or any interest therein, that I now own or may hereafter acquire, as the Trustee of the A. Alfred Taubman Restated Revocable Trust, in my name and for my benefit, upon such terms and conditions as my attorney-in-fact shall deem proper.

      BANKING AND BROKERAGE POWERS. To make, receive and endorse checks and drafts, deposit and withdraw funds, acquire and redeem certificates of deposit, open, close and otherwise deal with accounts and do all things herein enumerated in banks, savings and loan associations, brokerage companies and other institutions.

      VEHICLES. To apply for a Certificate of Title upon, and endorse and transfer title thereto, for any motor vehicle, boat, airplane or other vehicle.

      TAX POWERS. To represent the AAT Restated Revocable Trust in all tax matters; to prepare, sign, and file any tax document of any kind, including, without limitation, any (i) federal, state, or local income tax, return, (ii)

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claim for refund, (iii) request for extension of time to file any return or to pay any tax, (iv) petition to the Tax Court or any other court having jurisdiction regarding tax matters, (v) closing agreement, (vi) Internal Revenue Service Form 2848 or 8821, and (vii) power of attorney or form required by the Internal Revenue Service, or any state or local taxing authority with respect to any tax year between the years of 1992 and 2020; to pay any taxes due, collect and make such disposition of refunds as my attorney-in-fact shall deem appropriate, post bonds, receive confidential information, and contest any deficiency determined by the Internal Revenue Service, or any state or local taxing authority; to exercise any elections I, in my capacity as Trustee of the AAT Restated Revocable Trust, may have under federal, state, or local tax law; and generally to represent the AAT Restated Revocable Trust in any tax matters and proceedings of any kind and for all periods between the years of 1992 and 2020 before any representatives or officers of the Internal Revenue Service or any state or local taxing authority; to engage, compensate, and discharge attorneys, accountants and other tax and financial advisors and consultants to represent and/or assist the AAT Restated Revocable Trust in connection with any tax matters involving or in any way related to the AAT Restated Revocable Trust or any property in which the AAT Restated Revocable Trust may have, or may hereafter acquire, any ownership interest.

      SAFE DEPOSIT BOXES. To have access at any time or any times to any safe deposit box rented by me, in my capacity as the Trustee of the AAT Restated Revocable Trust, wheresoever located, to remove all or any part of the contents thereof, and to surrender or relinquish said safe deposit box; and any institution in which such safe deposit box may be located shall not incur any liability to me or my estate as a result of permitting the exercise of any such power by my attorney-in-fact.

      POWER TO RECEIVE MAIL. To enter any mail box used or hired by the AAT Restated Revocable Trust, whether at a United States Post Office, or elsewhere, and to surrender and terminate the lease for and such box at my attorney-in-fact's discretion; to sign for any certified or registered mail directed to me, in my capacity as Trustee of the AAT Restated Revocable Trust; and to execute any order required to forward mail to any location selected by my attorney-in-fact.

      EXECUTION AND DELIVERY OF DOCUMENTS AND INSTRUMENTS. To sign, seal, execute and deliver and acknowledge any and all documents and instruments in writing of whatever kind and nature as may be necessary or proper in the exercise of the rights and powers herein granted.

      BUSINESS INTERESTS. To purchase, acquire, conduct or participate in any business for me and in my name, in my capacity as the Trustee of the AAT Restated Revocable Trust, including general or limited partnerships, joint ventures, limited liability companies, or corporations; to vote, in person or by proxy, with respect to any such business or any stock, securities or other, interest in any such business; to oppose, consent to or otherwise participate in any business for me and in my name, in my capacity as the Trustee of the AAT Restated Revocable Trust, including general or limited partnerships, joint ventures, limited liability companies, or corporations; to vote, in person or by proxy, with respect to any such business or any stock, securities or other interest in any such business; to oppose, consent to or otherwise participate in any voting trust, or incorporation, reorganization, consolidation, merger, recapitalization, dissolution, liquidation, refinancing or sale of assets with respect to any such business; to exercise any right, option or privilege with respect to any such business; and to elect, employ and discharge, officers, directors, managers, employees and agents for any such business.

      BORROWING POWERS. On behalf of the AAT Restated Revocable Trust, to borrow or raise money in any amount whatsoever (including the purchase of stock, securities or other property on margin) for such terms and for such purposes and upon such conditions as my attorney-in-fact shall deem advisable; to execute promissory notes or other obligations for any amounts borrowed; to secure the repayment thereof by the mortgage, assignment, pledge, hypothecation, or grant of any other security interests or liens of all, or any part, of or upon one or more or all of my assets; and to guaranty (on an unsecured or secured basis) the payment (in full or in part) of any borrowings; and no person lending money to my attorney-in-fact shall be bound to see to the application by anyone for any purpose of the money lent or to inquire into the validity, expediency or propriety of any such borrowing.

      POWER TO MAKE GIFTS. To make gifts, outright or in trust, to my spouse and/or my children, their issue, and the spouses of my children or issue.

      POWER TO EXECUTE DISCLAIMERS. To disclaim any property or interest to or which for any reason or by any means the AAT Restated Revocable Trust may become entitled, including, without limitation, by gift or testate or intestate succession, pursuant to Section 2518 of the Internal Revenue Code of 1986, as amended, or any successor

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provisions, or Michigan Compiled Laws Sections 701.2901 through 700.2912, inclusively, or any successor provisions, or the applicable provisions of the laws of any other state.

      POWER TO EXECUTE FURTHER POWERS OF ATTORNEY. To execute further powers of attorney appointing my attorney-in-fact, or some other individual, as agent thereunder. I, in my capacity as Trustee of the AAT Restated Revocable Trust, give and grant to my attorney-in-fact full power and authority to do everything necessary in exercising any of the powers herein granted as fully as I, in my capacity as Trustee of the AAT Restated Revocable Trust, might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my attorney-in-fact shall do or cause to be done by virtue of the Power of Attorney herein granted.

      RESERVATION OF AUTHORITY. I specifically reserve to myself, and do not grant to my attorney-in-fact, the powers reserved to me as the Settlor of the AAT Restated Revocable Trust pursuant to Section 2 of Article II of the AAT Restated Revocable Trust Agreement to amend, alter, revoke or terminate such trust agreement.

      THIRD-PARTY RELIANCE. Third-parties may rely upon the representations of my attorney-in-fact as to all matters relating to any power granted herein, and no person who may act in reliance upon the representations of my attorney-in-fact or the authority granted thereto shall incur any liability to me or my estate or the AAT Restated Revocable Trust or its beneficiaries as a result of the exercise of any power by my attorney-in-fact.

      DISABILITY OF PRINCIPAL. This Power of Attorney shall not be affected by my disability.

      GOVERNING LAW. This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Michigan. Should any provision be invalid or unenforceable to any extent, the remainder of the provisions hereof shall not be affected thereby.

      IN WITNESS WHEREOF, I hereby execute this Durable General Power of Attorney on this 10th day of April, 2002.

WITNESSES:

                                    /s/Linda A. Wasserman
                                    --------------------------------------

                                    /s/A. Alfred Taubman
                                    --------------------------------------
                                    A. ALFRED TAUBMAN, acting not individually
                                    but as the Trustee of the A. ALFRED TAUBMAN
                                    RESTATED REVOCABLE TRUST, as amended and
                                    restated in its entirety by Instrument
                                    dated April 10, 2002, as the same may
                                    hereafter be amended from time to time,
                                    Principal

                                    /s/ Barbara A. O'Rear
                                    --------------------------------------


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STATE OF MICHIGAN      )
                       ) ss.
COUNTY OF OAKLAND      )

      The foregoing instrument was acknowledged before me this 10th day of March, 2002 by A. ALFRED TAUBMAN, acting not individually but as Trustee of the A ALFRED TAUBMAN RESTATED REVOCABLE TRUST, as amended and restated in its entirety by Instrument dated on even date herewith (as the same may hereafter be amended from time to time.)

                                    Kelly S. Walbridge
                                    Notary Public, Oakland County, Michigan
                                    My Commission expires May 12, 2002